Second Quarter 2006 Results July 26, 2006

2 This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements reflect management's current views with respect to future events and are subject to risks and uncertainties. Factors and uncertainties that could cause our actual results to differ significantly from the results discussed in the forward-looking statements include, but are not limited to: general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; the availability and price of raw materials we use; fluctuations in the cost of purchased energy; fluctuations in the costs we incur to transport the raw materials we use and the products we manufacture; assumptions related to pension and post-retirement costs; assumptions related to accounting for impaired assets; the collectibility of loans and accounts receivable and related provisions for losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; the accuracy of certain judgments and estimates concerning our integration of acquired operations; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control. Our actual results, performance, or achievement could differ materially from those expressed in, or implied by, these forward- looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. We expressly disclaim any obligation to publicly revise any forward-looking statements contained in this release to reflect the occurrence of events after the date of this presentation.

Second Quarter Results Net Income $ 192 $ 69 $ 76 Diluted EPS $ 1.71 $ 0.60 $ 0.67 Diluted Shares 111.8 115.0 113.4 2nd Qtr 2nd Qtr 1st Qtr 2006 2005 2006 TIN 3 Repurchased 2.0 million shares in 2nd qtr. 2006 Reduced debt $91 million in 2nd qtr. 2006

Second Quarter Results (cont'd) Net income per dil. share $ 1.71 $ 0.60 $ 0.67 Special items (0.73) - 0.02 Net income per dil. share $ 0.98 $ 0.60 $ 0.69 excluding special items 2nd Qtr 2nd Qtr 1st Qtr 2006 2005 2006 4 2nd qtr. 2006 after-tax special items - $82 million, $0.73 per share - Tax Litigation Settlement, after-tax benefit of $87 million, or $0.78 per share - Sale of Asset Based Lending, after-tax charge of $5 million, or $0.05 per share

Second Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 67 $ 58 $ 40 Forest Products 101 55 82 Real Estate 9 9 26 Financial Services 62 47 49 $239 $169 $197 2nd Qtr 2nd Qtr 1st Qtr 2006 2005 2006 5 Note: We have recast prior period segment operating income to reflect the classification of the new business segment, real estate.

Corrugated Packaging 2nd Qtr 2nd Qtr 1st Qtr 2006 2005 2006 $ 67 $ 58 $ 40 Operating income (millions) 6 Price - 2nd qtr. 2006 avg. box price up $29/ton vs. 2nd qtr. 2005 avg. - 2nd qtr. 2006 avg. box price up $30/ton vs. 1st qtr. 2006 avg. - July 2006 avg. box price up approx. $23/ton vs. 2nd qtr. 2006 avg. and up approx. $85/ton vs. low point in 4th qtr. 2005; prices are anticipated to continue to increase during 3rd qtr. 2006

Corrugated Packaging (Cont'd) TIN Box Volumes 7 Volume Per Workday Basis 2nd qtr. 2006 vs. 2nd qtr. 2005 1.5% 2nd qtr. 2006 vs. 1st qtr. 2006 3.4% Closed four box plants since beginning of 2nd qtr. 2005 Eleven box plants closed since 3rd qtr. 2003

Corrugated Packaging (Cont'd) Freight Freight costs up $11 million vs. 2nd qtr. 2005 and up $3 million vs. 1st qtr. 2006 Energy Energy costs up $3 million vs. 2nd qtr. 2005, but down $11 million vs. 1st qtr. 2006 8

Corrugated Packaging (Cont'd) Recycled Fiber - Recycled fiber costs down $10/ton vs. 2nd qtr. 2005, but up $18/ton vs. 1st qtr. 2006 2nd qtr. Outage - Previously announced mill outage at Orange - $7 million negative impact in 2nd qtr. 2006 Scheduled 3rd qtr. Outage - Bogalusa, LA in 3rd qtr. 2006 - Approximately $7 million negative impact from reduced production and higher costs 9

Forest Products 2nd Qtr 2nd Qtr 1st Qtr 2006 2005 2006 $ 101 $ 55 $ 82 Operating income (millions) Lumber - Average price down $62 vs. 2nd qtr. 2005 and down $28 vs. 1st qtr. 2006 - Volume up 8% vs. 2nd qtr. 2005, but down 1% vs. 1st qtr. 2006 - Current prices down $35 vs. 2nd qtr. 2006 avg. price 10 Note: We have recast prior period segment operating income to reflect the classification of the new business segment, real estate.

Forest Products (Cont'd) Gypsum - Average price up $58 vs. 2nd qtr. 2005 and up $18 vs. 1st qtr. 2006 - Volume up 3% vs. 2nd qtr. 2005 (adjusted for the acquisition of Standard Gypsum), but down 5% vs. 1st qtr. 2006 11 Particleboard Average price up $39 vs. 2nd qtr. 2005 and up $49 vs. vs. 1st qtr. 2006 Volume up 1% vs. 2nd qtr. 2005, but down 1% vs. 1st qtr. 2006

Real Estate 2nd Qtr 2nd Qtr 1st Qtr 2006 2005 2006 $ 9 $ 9 $ 26 Operating income (millions) 12

Real Estate - 2nd Qtr. 2006 Sales High-Value Land* $5 million in high-value land income Avg. price per acre - $6,600 Acres sold - 920 Residential* Sold 866 lots Average revenue per lot - $46,000 Average gross profit per lot - $10,000 Commercial* Sold 36 acres Average price per acre - $77,000 13 * Includes Joint Venture activity

Real Estate Pipeline (Acres) 14 Note: Estimated acres and lots may vary.

Financial Services 2nd Qtr 2nd Qtr 1st Qtr 2006 2005 2006 $ 62 $ 47 $ 49 Operating income (millions) 15 2nd qtr. 2006 earnings up compared with 2nd qtr. 2005 - Higher net interest income attributable to growth in earning assets - Improved credit conditions 2nd qtr. 2006 earnings up compared with 1st qtr. 2006 - Higher net interest income - Continued favorable credit conditions - Lower net non-interest expense Signed definitive agreement to sell asset-based lending operation Note: We have recast prior period segment operating income to reflect the classification of the new business segment, real estate.